===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              RUBY TUESDAY, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                      [LOGO OF RUBY TUESDAY APPEARS HERE]
                              RUBY TUESDAY, INC.

August 28, 1998

Dear Shareholders:

  We are holding your 1998 Annual Meeting on Monday, October 5, 1998, at 11:00 a.m., local time, at the Company's headquarters located at 150 West Church Avenue, Maryville, Tennessee 37801. We sincerely hope that you will be able to attend the meeting, and we look forward to seeing you. Matters on which action will be taken at the meeting are explained in detail in the Notice and Proxy Statement following this letter.

  We hope that you will be able to attend the meeting in person. Whether or not you expect to be present, please complete, date, sign and mail the enclosed proxy in the envelope provided. If you attend the meeting, you may withdraw your proxy and vote your own shares.

                                          Sincerely,

                                          RUBY TUESDAY, INC.

                                          /s/ Samuel E. Beall, III

                                          Samuel E. Beall, III
                                          Chairman of the Board and
                                          Chief Executive Officer

                       R U B Y  T U E S D A Y ,  I N C.
            -------------------------------------------------------
150 West Church Avenue . Maryville, Tennessee 37801 . (423) 379-5700 . Telefax
                                (423) 379-6811

                              RUBY TUESDAY, INC.

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  TO BE HELD
                                OCTOBER 5, 1998

  The Annual Meeting of Shareholders of Ruby Tuesday, Inc. will be held at the Company's headquarters located at 150 West Church Avenue, Maryville, Tennessee 37801 on Monday, October 5, 1998, at 11:00 a.m., local time, for the following purposes:

    1. To elect two Class III directors to the Board of Directors for a term of three years.

    2. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

  Only shareholders of record at the close of business on August 12, 1998, are entitled to vote at the meeting.

  The mailing address of the Company's principal executive office is 150 West Church Avenue, Maryville, Tennessee 37801.

  We hope you will be able to attend the meeting in person. Whether or not you expect to be present, please complete, date, sign, and mail the enclosed proxy in the envelope provided. If you attend the meeting, you may withdraw your proxy and vote your own shares.

                                          By Order of the Board of Directors,

                                          /s/ Daniel T. Cronk
                                          Daniel T. Cronk
                                          Senior Vice President, General
                                           Counsel
                                          and Secretary

August 28, 1998
Maryville, Tennessee

                              RUBY TUESDAY, INC.
                            150 WEST CHURCH AVENUE
                          MARYVILLE, TENNESSEE 37801

            PROXY STATEMENT FOR 1998 ANNUAL MEETING OF SHAREHOLDERS

                              GENERAL INFORMATION

  The following Proxy Statement and the accompanying proxy card, first mailed to shareholders on or about August 28, 1998, are furnished in connection with the solicitation by the Board of Directors of Ruby Tuesday, Inc., a Georgia corporation (the "Company") of proxies to be used in voting at the Annual Meeting of Shareholders of the Company to be held on Monday, October 5, 1998, at the Company's headquarters located at 150 West Church Avenue, Maryville, Tennessee 37801 and at any adjournment(s) thereof (the "Annual Meeting").

  Any shareholder returning a proxy has the power to revoke it prior to the Annual Meeting by giving the Secretary of the Company written notice of revocation, by returning a later dated proxy or by expressing a desire to vote in person at the Annual Meeting. All shares of the Company's common stock, $.01 par value per share ("Common Stock"), represented by valid proxies received pursuant to this solicitation and not revoked before they are exercised will be voted in the manner specified therein. If no specification is made, the proxy will be voted (i) in favor of the election of the two nominees for directors named in this Proxy Statement and (ii) in accordance with the best judgment of the proxy holders on any other matter that may properly come before the Annual Meeting.

  The entire cost of soliciting these proxies will be borne by the Company. In following up the original solicitation of the proxies by mail, the Company will request brokers and others to send proxy forms and other proxy material to the beneficial owners of the Common Stock and will reimburse them for expenses incurred in so doing. If necessary, the Company also may use some of its employees to solicit proxies from the shareholders personally or by telephone.

  August 12, 1998 has been fixed as the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and, accordingly, only holders of Common Stock of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting. The presence in person or by proxy of shareholders holding of record a majority of Common Stock outstanding and entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Shares represented by a valid proxy on which the authority to vote for one or more Director Nominees is withheld, if any, are counted as shares present for determination of a quorum. The number of shares of outstanding Common Stock on August 12, 1998, was 32,828,029, each of which is entitled to one vote.

  Election of each of the Director Nominees requires the approval of a plurality of the votes cast in the election. For purposes of determining whether a Director Nominee has been elected, shares as to which authority is withheld will have no effect on the outcome of the voting.

  The Company effected a two-for-one stock split of the Common Stock in the form of a stock dividend paid on May 8, 1998 to shareholders of record on April 17, 1998 (the "Stock Split"). The information contained herein has been adjusted to give affect to the Stock Split unless otherwise noted.

PROPOSAL 1

                             ELECTION OF DIRECTORS

  The Company's Articles of Incorporation provide for three classes of directors with staggered, three-year terms of office and provide that upon the expiration of the term of office for a class of directors, the nominees for that class will be elected for a term of three years to serve until the election and qualification of their successors or until their earlier resignation, death or removal from office. At the Annual Meeting, the two nominees are for the Class III directors. The Class I and Class II directors have one year and two years, respectively, remaining on their terms of office. The Company's Articles of Incorporation and its Bylaws provide that the Board of Directors shall consist of not less than three nor more than 12 directors and authorize the exact number to be fixed from time to time by resolution of a majority of the Board of Directors or by the affirmative vote of the holders of at least 80% of all outstanding shares entitled to be voted in the election of directors voting together as a single class. The Board of Directors has fixed at seven the exact number of members of the Board of Directors and has nominated John B. McKinnon and Dolph W. von Arx to serve in Class III of the Board of Directors for a term of three years. All nominees are currently serving as directors of the Company.

  It is intended that persons named in the accompanying form of proxy will vote for the two nominees listed below unless authority to so vote is withheld. Although the Board of Directors does not expect that any of the nominees identified herein will be unavailable for election, in the event a vacancy in the slate of nominees occurs, the shares represented by proxies in the accompanying form may be voted for the election of a substitute nominee selected by the persons named in the proxy.

                   DIRECTOR AND DIRECTOR NOMINEE INFORMATION

NOMINEES FOR DIRECTORS

                        CLASS III -- TERM EXPIRING 2001

JOHN B. MCKINNON
Director of the Company since 1989 Age: 63

  Prior to his retirement in May 1995, Mr. McKinnon was Dean of Babcock Graduate School of Management at Wake Forest University. Prior thereto, he was President, Sara Lee Food Service from July 1988 through June 1989, and President, Sara Lee Corporation from July 1986 through June 1988. Mr. McKinnon is also a director of Premark International, Inc. and serves as Chairman of the Board of Directors of Morrison Health Care, Inc.

DOLPH W. VON ARX
Director of the Company since 1992 Age: 63

  Prior to his retirement in 1991, Mr. von Arx was Chairman of the Board, President and Chief Executive Officer of Planters LifeSavers Company, an affiliate of RJR Nabisco, Inc. Mr. von Arx also is a director of Cree Research, Inc., International Multifoods, Inc. and Mackenzie Investment Management, Inc.

DIRECTORS CONTINUING IN OFFICE

                         CLASS I -- TERM EXPIRING 1999

ARTHUR R. OUTLAW
Director of the Company since 1959 Age: 71

  Mr. Outlaw has been Vice Chairman of the Board of the Company since 1984. From October 1985 to October 1989, he was Mayor, City of Mobile, Alabama.

DR. BENJAMIN F. PAYTON
Director of the Company since 1993 Age: 65

  Dr. Payton has been the President of Tuskegee University since 1981. Dr. Payton also is a director of AmSouth Bancorporation, AmSouth Bank, N.A., The Liberty Corporation, Sonat, Inc., Praxair, Inc. and Morrison Health Care, Inc.

                        CLASS II -- TERM EXPIRING 2000

DR. DONALD RATAJCZAK
Director of the Company since 1981 Age: 55

  Dr. Ratajczak is Professor and Director, Economic Forecasting Center, Georgia State University. Dr. Ratajczak also is a director of Morgan Keegan Inc. and CIM High Yield Securities Fund.

SAMUEL E. BEALL, III
Director of the Company since 1982 Age: 48

  Mr. Beall has served as Chairman of the Board and Chief Executive Officer of the Company since May 1995. Mr. Beall served as President and Chief Executive Officer of the Company from June 1992 to May 1995 and President and Chief Operating Officer of the Company from September 1986 to June 1992. Mr. Beall also is a director of Pilot Corporation.

CLAIRE L. ARNOLD
Director of the Company since 1994 Age: 51

  Ms. Arnold has been Chairperson and Chief Executive Officer of Leapfrog Services, Inc., a privately-held technical outsourcing company, since April 1998. Ms. Arnold served as President and Chief Executive Officer of Nicotiana Enterprises, Inc., a family holding company holding stock in NCC L.P., from August 1979 to February 1995 and was Chief Executive Officer of NCC L.P., a major distributor of grocery, tobacco, candy, health and beauty, and allied products to retail stores, from November 1992 to April 1994. Prior thereto, Ms. Arnold was Chairman and Chief Executive Officer of NCC L.P. from August 1979 to November 1992. Ms. Arnold also is a director of Schweitzer-Mauduit International, Inc., Morrison Health Care, Inc. and International Multifoods, Inc.

       THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION
           OF THE TWO NOMINEES FOR CLASS III DIRECTORS NAMED ABOVE.

                     BENEFICIAL OWNERSHIP OF COMMON STOCK

  The following table sets forth certain information as of August 12, 1998 (except as otherwise noted) regarding the amount of Common Stock beneficially owned by all persons known to the Company who beneficially own more than five percent of the outstanding Common Stock, each director and director nominee of the Company, each Named Executive (as defined below), and all directors and executive officers of the Company as a group. An asterisk indicates beneficial ownership of less than one percent of the outstanding Common Stock.

                                                     NUMBER OF SHARES
                                                       BENEFICIALLY   PERCENT OF
                                                         OWNED(1)      CLASS(2)
                   NAME OR GROUP                     ---------------- ----------
Arthur R. Outlaw (3)...............................     1,551,236(4)     4.7%
Samuel E. Beall, III...............................       686,777(5)     2.1
Claire L. Arnold...................................        17,969          *
John B. McKinnon...................................        30,991(6)       *
Dr. Benjamin F. Payton.............................        15,411          *
Dr. Donald Ratajczak...............................        26,899(7)       *
Dolph W. von Arx...................................        20,241(8)       *
Robert D. McClenagan...............................       214,982          *
J. Russell Mothershed..............................       144,484          *
Sherry L. Turner...................................        16,247          *
Daniel T. Cronk....................................         2,088          *
Pfilip G. Hunt.....................................       179,676(9)       *
Mark S. Ingram.....................................       146,550          *
All directors and executive officers as a group (13
 persons)..........................................     3,053,551        9.0

--------
(1) Includes (i) shares subject to currently exercisable options and options exercisable within 60 days after August 12, 1998, held by the named persons and group as follows: Mr. Beall, 385,906; Ms. Arnold, 9,520; Mr. McKinnon, 13,142; Dr. Payton, 9,520; Dr. Ratajczak, 13,142; Mr. von Arx, 13,142; Mr. McClenagan, 179,310; Mr. Mothershed, 118,168; Mr. Hunt, 154,134; Mr. Ingram, 122,768; and all directors and executive officers as a group, 1,018,752; and (ii) shares held in the Company's Salary Deferral Plan as follows: Mr. Beall, 11,245; Mr. Mothershed, 182; and all directors and executive officers as a group, 11,427.

(2) "Percent of Class" has been calculated by taking into account all shares as to which the indicated person has sole or shared voting or investment power (including shares subject to currently exercisable options and options exercisable within 60 days after August 12, 1998), without regard to any disclaimers of beneficial ownership by the person indicated.

(3) Mr. Outlaw's address is 4721 Morrison Drive, Mobile, Alabama 36609.

(4) Includes (i) 547,752 shares held by Mr. Outlaw as executor or trustee of various estates and trusts for the benefit of relatives, and (ii) 19,710 shares owned by Mr. Outlaw's spouse.

(5) Includes 116,800 shares held in the Beall Family Ltd. Partnership, a limited partnership of which Mr. Beall is a General Partner.

(6) Includes 12,250 shares owned by Mr. McKinnon and his spouse as tenants in common.

(7) Includes 6,750 shares held in a KEOGH account for the benefit of Dr. Ratajczak.

(8) Includes 2,250 shares held by the von Arx Family Foundation, a charitable organization. Mr. von Arx may be deemed to share voting and dispositive power with respect to such shares by virtue of his position as a member of the Board of Directors of the foundation.

(9) Includes 7,776 shares held by Mr. Hunt's spouse. Mr. Hunt disclaims beneficial ownership of such shares.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and greater than 10% shareholders ("Reporting Persons") to file certain reports ("Section 16 Reports") with respect to beneficial ownership of the Company's equity securities. Based solely on its review of the Section 16 Reports furnished to the Company by its Reporting Persons and, where applicable, any written representation by any of them that no Form 5 was required, all Section 16(a) filing requirements applicable to the Reporting Persons during and with respect to fiscal year 1998 have been complied with on a timely basis.

DIRECTORS' FEES AND ATTENDANCE

  The Board of Directors of the Company met four times during fiscal year 1998. Each director, other than Mr. Outlaw, attended at least 75% of these meetings and of the meetings of any committee of which he or she was a member which were held during the fiscal year.

  Directors who are employees of the Company, other than Mr. Outlaw, receive no directors' fees. All non-employee directors currently receive a $16,000 annual retainer and $2,000 per Board meeting attended. Mr. Outlaw, who serves as Vice Chairman of the Board and is an employee of the Company, receives a fee of $250 per Board meeting attended, but he does not receive a retainer. Non-employee directors serving on the Audit Committee or the Compensation and Stock Option Committee (other than the Chairmen of such committees) receive a fee of $1,000 for each committee meeting attended which is not held in conjunction with a meeting of the Board of Directors. Committee Chairmen receive a fee of $2,000 for each committee meeting attended which is not held in conjunction with a meeting of the Board of Directors and $1,000 for each committee meeting attended which is held in conjunction with a Board meeting.

  The Ruby Tuesday, Inc. Stock Incentive and Deferred Compensation Plan for Directors (the "Directors' Plan") permits non-employee directors to defer all or a portion (in 25 percent increments) of their retainer (other than any portion of the retainer allocated to Stock Awards, as described below) and/or any additional meeting and committee fees to a deferred compensation account. Deferred compensation accounts are credited as of the last day of each fiscal quarter with an assumed rate of income equal to 90-day U.S. Treasury Bills, based on the weighted average balance of that account during that fiscal quarter. Amounts credited to a director's deferred compensation account will be distributed not sooner than the earlier of the first January 15 or July 15 following (a) the date of the director's seventieth birthday, or (b) the date the director ceases to be a member of the Board of Directors.

  The Directors' Plan provides that each non-employee director who has not attained the Target Ownership Level, as defined below, will be deemed to have elected to direct that 60 percent of his or her retainer payable for each fiscal quarter be allocated to the purchase of Common Stock on his or her behalf. Each non-employee director who has attained the Target Ownership Level may elect to direct, in 10 percent increments and subject to such other conditions prescribed by the Directors' Plan, that up to 60 percent of his or her retainer for each fiscal quarter be allocated to the purchase of Common Stock on his or her behalf (collectively, the "Stock Awards"). A deemed election will continue in effect until that director, after attaining the Target Ownership Level, modifies or revokes the election in the manner allowed for discretionary elections.

  A director will be treated as having attained the "Target Ownership Level" for a fiscal quarter if he or she owns, on the first day of that fiscal quarter, at least a number of shares of Common Stock with a fair market value, as determined by the closing price on the last trading day prior to such date ("Fair Market Value"), equal to 10 multiplied by that director's annual retainer.

  Each director who has elected, or who has been deemed to have elected, to purchase Stock Awards for a fiscal quarter, will be issued the number of shares of Common Stock equal to the amount of the retainer elected to be so allocated, multiplied by 1.15 and divided by the Fair Market Value of a share of Common Stock, as of the issue date. Common Stock so purchased may not be transferred within three years of the date of purchase, except in the event of death, disability, retirement on or after age 70 or unless this restriction is waived by the committee administering the Directors' Plan.

  The Directors' Plan provides that each non-employee director who receives Stock Awards, whether through a deemed election or a discretionary election, will be awarded an option to purchase shares of Common Stock (the "Options") equal to three times the number of shares issued pursuant to the discretionary election or deemed election, as the case may be.

  Options issued under the Directors' Plan will be granted on the first day of each fiscal quarter for which an election for a Stock Award is in effect; will become fully exercisable six months following the date of grant; and will be exercisable at the Fair Market Value of the Common Stock as of the date of the Option grant. Each Option shall expire generally upon the fifth anniversary of the date on which it was granted.

COMMITTEES OF THE BOARD

  The Board of Directors is responsible for the overall affairs of the Company. To assist the Board of Directors in carrying out this responsibility, the Board delegated certain authority to two committees. Information concerning these committees follows.

  Audit Committee. The Audit Committee is comprised solely of non-management directors. The Audit Committee maintains communications with the Company's independent auditors as to the nature of the auditors' services, fees and such other matters as the auditors believe may require the attention of the Board. The Audit Committee reviews the Company's internal control procedures and makes recommendations to the Board with respect thereto. The Audit Committee of the Company's Board met one time during fiscal year 1998. The current members of the Audit Committee are John B. McKinnon (Chairman), Claire L. Arnold, Dr. Benjamin F. Payton, Dr. Donald Ratajczak and Dolph W. von Arx.

  Compensation and Stock Option Committee. The Compensation and Stock Option Committee (the "Compensation Committee") is comprised solely of non-management directors. The Compensation Committee makes recommendations to the Board of Directors with respect to compensation of officers and with respect to the granting of stock options. The Compensation Committee of the Company's Board met two times during fiscal year 1998. The current members of the Compensation Committee are Dolph W. von Arx (Chairman), Claire L. Arnold, John B. McKinnon, Dr. Benjamin F. Payton and Dr. Donald Ratajczak.

                            EXECUTIVE COMPENSATION

  This section of the Proxy Statement discloses compensation for services rendered to the Company during each of the three fiscal years in the period ended June 6, 1998, which compensation was awarded to, paid to, or earned by:
(i) the Company's Chief Executive Officer; (ii) each of the four other executive officers of the Company who were most highly compensated and whose salary and bonus exceeded $100,000 in fiscal year 1998; and (iii) each of the two additional individuals who would have been included in the executive officer group referred to in clause (ii) above had they been executive officers at June 6, 1998 (collectively, these persons are sometimes referred to as the "Named Executives"). Certain information in the table below with respect to compensation awarded or paid to the Named Executives prior to March 9, 1996 (the effective date of the distribution (the "Distribution") by the Company's predecessor, Morrison Restaurants Inc., a Delaware corporation ("MRI"), of the stock of two subsidiaries which held the health care food and nutrition services assets and the family dining assets, respectively, of MRI) relates to compensation awarded or paid by MRI.

                          SUMMARY COMPENSATION TABLE

                                                                                              ALL OTHER
                                     ANNUAL COMPENSATION           LONG TERM COMPENSATION    COMPENSATION
                               ----------------------------------  ------------------------- ------------
                                                     OTHER ANNUAL     AWARDS       PAYOUTS
                                                     COMPENSATION  OPTIONS/SARS      LTIP
   NAME AND POSITION      YEAR SALARY($) BONUS($)        $(1)         (#)(2)      PAYOUTS($)    ($)(3)
   -----------------      ---- --------- --------    ------------  ------------   ---------- ------------
Samuel (Sandy) E. Beall,
III.....................  1998  601,000  607,761       315,004        12,954         -0-        4,268
 Chairman of the          1997  587,496  332,914        27,249(9)    236,312         -0-        8,418
 Board and Chief          1996  587,496      -0-           -0-       340,906         -0-        7,382
 Executive Officer
Robert D. McClenagan....  1998  318,758  398,448         4,500         7,770         -0-        5,907
 President, Ruby Tuesday  1997  306,498  173,682         2,250       100,298         -0-        6,605
 Concept                  1996  226,112   78,826(8)      4,500       123,612         -0-        6,381
J. Russell Mothershed...  1998  232,678  188,237        57,869         6,216         -0-        5,482
 Senior Vice President    1997  222,532  100,881         1,800        37,618         -0-        3,653
 and Chief Financial      1996  187,100   45,712(8)      4,049        98,028         -0-        2,211
 Officer, Treasurer and
 Assistant Secretary
Mark S. Ingram (4)......  1998  200,000   25,000        93,670         6,216         -0-        3,160
 President/Partner        1997  158,160  123,376         1,800        49,426         -0-        4,224
 Domestic Franchising     1996      N/A      N/A           N/A           N/A         N/A          N/A
Pfilip G. Hunt (5)......  1998  196,064  158,616         1,800         3,168         -0-        7,818
 Retired                  1997  187,996   85,224           -0-        32,818         -0-        7,337
                          1996  166,401   40,312(8)      3,600        88,932         -0-        6,303
Sherry L. Turner (6)....  1998  138,750  142,548        24,812         6,216         -0-          -0-
 Senior Vice President,   1997      N/A      N/A           N/A        60,000(10)     N/A          N/A
 Human Resources          1996      N/A      N/A           N/A           N/A         N/A          N/A
Daniel T. Cronk (7).....  1998  137,007   72,686         5,352        46,264         -0-          -0-
 Senior Vice President,   1997      N/A      N/A           N/A           N/A         N/A          N/A
 General Counsel and      1996      N/A      N/A           N/A           N/A         N/A          N/A
 Secretary

--------
(1) Represents the value of bonus shares issued in connection with the purchase of (a) shares of Common Stock under the Company's Management Stock Option Program following the Distribution, and (b) shares of common stock of MRI under the MRI Stock Option Program prior to the Distribution. Additionally, fiscal year 1998 includes the following amounts for taxable relocation assistance provided by the Company: S.E. Beall, III, $307,504; J.R. Mothershed, $54,269; M.S. Ingram, $90,070; S.
     L. Turner, $21,212; and D.T. Cronk, $1,752.

(2) For fiscal year 1996, the number of options shown includes options to purchase shares of Common Stock of the Company issued upon conversion of options granted by MRI prior to the Distribution. MRI options were converted in the Distribution into options to purchase shares of common stock of each of the Company and the two companies spun-off in the Distribution, with the number of shares subject to each such option allocated based on the conversion ratios used in connection with the Distribution and the related reverse stock split. The exercise price per share of the MRI options was allocated among the options to purchase common stock of the Company and the two companies spun-off in the Distribution based upon a formula that took into account the relative trading prices of the common stock of the three companies for the first ten trading days following the Distribution. Such per share exercise price was allocated as follows: 53.17% to the Company option, and 36.62% and 10.21%, respectively, to the options to purchase common stock of the other two companies. Except for the number of shares and exercise price thereof, the replacement options have the same terms and conditions as the original MRI options.

(3) The amounts in this column include the following: (a) Company contributions to the Deferred Compensation Plan for fiscal years 1998, 1997 and 1996, respectively: S.E. Beall, III, $0, $4,429 and $3,696; R.D.
    McClenagan, $3,295, $4,128 and $4,069; J.R. Mothershed, $3,439, $1,917,
    and $692; M.S. Ingram, $1,846, $3,046, and N/A; and P.G. Hunt, $4,000,
    $3,800 and $3,046; and (b) executive group life and accidental death and dismemberment insurance plan premiums paid for fiscal years 1998, 1997 and 1996, respectively: S.E. Beall, III, $828, $828 and $800; R.D. McClenagan, $828, $828 and $796; J.R. Mothershed, $788, $760 and $660; M.S. Ingram,
    $702, $612 and N/A; and P.G. Hunt, $709, $686 and $615; and (c) employee portion of split-dollar life insurance premiums paid by the Company for fiscal years 1998, 1997 and 1996, respectively: S.E. Beall, III, $3,440, $3,161 and $2,886; R.D. McClenagan, $1,784, $1,649 and $1,516; J.R.
    Mothershed, $1,255, $976 and $859; M.S. Ingram, $612, $566 and N/A; and
    P.G. Hunt, $3,109, $2,851 and $2,642.

(4) Mr. Ingram served as an executive officer of the Company from September 30, 1996 until September 30, 1997.

(5) Mr. Hunt retired effective June 1, 1998.

(6) Ms. Turner became an executive officer of the Company on September 1, 1997.

(7) Mr. Cronk became an executive officer of the Company on July 1, 1997.

(8) The indicated fiscal year 1996 bonus was paid in shares of Company Common Stock, valued for this purpose at $11.00 per share, the closing price of the Common Stock on June 27, 1996, the day on which the Compensation Committee made the decision to pay such bonuses in shares of Common Stock. These shares were subject to a two-year transfer restriction and forfeiture if the executive's employment was terminated prior to June 27, 1998, except due to death, retirement or disability.

(9) The indicated amount includes a merit pay adjustment of $23,499 paid in fiscal 1997, as well as $3,750 for the value of bonus shares received as described in footnote (1).

(10) Represents 60,000 options granted to Ms. Turner in contemplation of her becoming an executive officer.

                         OPTION GRANTS IN FISCAL 1998

  The following table presents information regarding options to purchase shares of the Company Common Stock granted by the Company during fiscal year 1998 to the Named Executives. The Company has no outstanding SARs and granted no SARs during fiscal year 1998.

                                                                        POTENTIAL REALIZABLE VALUE(3) AT ASSUMED
                                                                        ANNUAL RATES OF STOCK PRICE APPRECIATION
                                                                                     FOR OPTION TERM
                                                                        -----------------------------------------
                                       INDIVIDUAL GRANTS                         5%                   10%
                         ---------------------------------------------- -------------------- --------------------
                                       % OF TOTAL
                                      OPTIONS/SARS                              MARKET PRICE         MARKET PRICE
                                       GRANTED TO  EXERCISE                     REQUIRED TO          REQUIRED TO
                         OPTIONS/SARS EMPLOYEES IN  OR BASE             DOLLAR    REALIZE    DOLLAR    REALIZE
                           GRANTED       FISCAL      PRICE   EXPIRATION  GAINS  DOLLAR GAINS  GAINS  DOLLAR GAINS
          NAME              (#)(1)      YEAR(2)    ($/SHARE)    DATE      ($)     ($/SHARE)    ($)    ($/SHARE)
          ----           ------------ ------------ --------- ---------- ------- ------------ ------- ------------
S.E. Beall, III.........     6,384        1.26%     13.5000   08-29-02   23,811    17.23      52,616    21.74
                             6,570        1.30%     13.1250   11-29-02   23,824    16.75      52,645    21.14
R.D. McClenagan.........     3,828        0.76%     13.5000   08-29-02   14,278    17.23      31,550    21.74
                             3,942        0.78%     13.1250   11-29-02   14,294    16.75      31,587    21.14
J.R. Mothershed.........     3,066        0.61%     13.5000   08-29-02   11,436    17.23      25,270    21.74
                             3,150        0.62%     13.1250   11-29-02   11,423    16.75      25,241    21.14
S.L. Turner.............     3,066        0.61%     13.5000   08-29-02   11,436    17.23      25,270    21.74
                             3,150        0.62%     13.1250   11-29-02   11,423    16.75      25,241    21.14
D.T. Cronk..............    40,000        7.93%     11.0000   06-30-02  121,564    14.04     268,624    17.72
                             1,530        0.30%     13.5000   08-29-02    5,707    17.23      12,610    21.74
                             3,150        0.62%     13.1250   11-29-02   11,423    16.75      25,241    21.14
                             1,584        0.31%     13.0625   02-27-03    5,717    16.67      12,632    21.04
M.S. Ingram.............     3,066        0.61%     13.5000   08-29-02   11,436    17.23      25,270    21.74
                             3,150        0.62%     13.1250   11-29-02   11,423    16.75      25,241    21.14
P.G. Hunt...............     3,168        0.63%     13.0625   02-27-03   11,433    16.67      25,264    21.04

--------
(1) The indicated options have a term of five years and were granted pursuant to the Company's Stock Incentive Plan. Those options with an exercise price of $11.00 on the date of grant generally become exercisable after 30 months. All other options listed in the table above generally become exercisable after two years. In the event of a change in control of the Company, the Committee administering the plan may accelerate vesting, otherwise adjust the options or terminate the options. Option holders also have certain rights with respect to these options pursuant to their Change of Control Agreements. See "Contracts with Executives."
(2) Based on an aggregate of 504,723 options granted by the Company in fiscal year 1998.
(3) The Potential Realizable Values are calculated as follows: [[Market Price at Grant x (1 + Stock Price Appreciation Rate)] -- Exercise Price] x Number of Underlying Shares. Because these Potential Realizable Values are based on annualized compound rates of increase over a five year term, the total potential appreciation on annual appreciation rates of 5% and 10% is 27.6% and 61.1% respectively.

                        AGGREGATED OPTION EXERCISES IN
                    FISCAL 1998 AND FISCAL YEAR END VALUES

  The following table presents information regarding exercises of options to purchase shares of Company Common Stock during fiscal year 1998 by the Named Executives and the value of unexercised options to purchase Company Common Stock held at June 6, 1998. There were no SARs outstanding during fiscal year 1998.

                                                  NUMBER OF        VALUE OF
                                                 UNEXERCISED    UNEXERCISED IN-
                                                  OPTIONS AT   THE-MONEY OPTIONS
                                                  FY-END (#)   AT FY-END ($)(2)
                            SHARES      VALUE   -------------- -----------------
                          ACQUIRED ON REALIZED   EXERCISABLE/    EXERCISABLE/
          NAME            EXERCISE(#)  ($)(1)   UNEXERCISABLE    UNEXERCISABLE
          ----            ----------- --------- -------------- -----------------
S.E. Beall, III..........   686,250   7,043,910 45,000/590,172 357,416/3,805,063
R.D. McClenagan..........    93,260     731,865 66,978/220,400 563,598/1,413,610
J.R. Mothershed..........    19,500     125,897 43,196/125,872 299,726/794,471
S.L. Turner..............       -0-         N/A    -0-/66,216      -0-/419,001
D.T. Cronk...............       -0-         N/A    -0-/46,264      -0-/197,293
M.S. Ingram..............    28,724     208,812 62,768/118,642 496,979/754,621
P.G. Hunt................    40,892     276,736 82,326/107,794 655,624/688,402

--------
(1) Value Realized is calculated as follows: [(Per Share Closing Price on date of exercise) -- (Per Share Exercise Price)] x Number of Shares for which the option was exercised.
(2) Value of Unexercised In-the-Money Options at fiscal year end is calculated as follows: [(Per Share Closing Sale Price on June 5, 1998)-(Per Share Exercise Price)] x Number of Shares Subject to Unexercised Options. The per share closing sale price on June 5, 1998, the last trading day of fiscal year 1998, was $15.56.

RETIREMENT PLAN

  Following the Distribution and in conjunction therewith, the Company continued as a sponsor of the Morrison Restaurants Inc. Retirement Plan (the "Retirement Plan"). Under the Retirement Plan, participants are entitled to receive benefits based upon salary and length of service. The Retirement Plan was frozen as of December 31, 1987, so that no additional benefits have accrued, and no new participants have been permitted since that date. The Retirement Plan is a tax-qualified, funded, defined benefit plan, which covers employees of the Company who had attained age 21 and had completed at least one year of full-time service with MRI by July 1, 1987. A participant's accrued annual benefit is determined generally by adding A and B below, as applicable:

  (A)  1/4 percent of pay up to that year's Social Security Wage Base, plus
     1 1/4 percent of pay over the Social Security Wage Base for each credited year of service (as defined in the Retirement Plan) commencing on or after January 1, 1986; and

  (B) 1/4 percent of average pay for the highest consecutive five years from 1976 through 1985 up to $14,400, plus 1 1/4 percent of such pay in excess of $14,400, multiplied by the number of credited years of service with the Company up to January 1, 1986.

  Normal retirement for purposes of the Retirement Plan is age 65, although a participant with at least five years of service may retire with a reduced benefit as early as age 55. Generally, benefits are paid in the form of a single life annuity if the participant is unmarried or a joint and survivor annuity if the participant is married, unless an alternative form of benefit payment is selected by the participant from among a range of options made available under the Retirement Plan. A participant's accrued benefit becomes vested upon completion of five years of service after age 18.

  Benefits payable under the Retirement Plan reduce the amount of benefits payable to a participant in the Executive Supplemental Pension Plan or the Management Retirement Plan, described below.

EXECUTIVE SUPPLEMENTAL PENSION PLAN

  Eligible Named Executives of the Company participate in the Company's Executive Supplemental Pension Plan ("ESPP"). The ESPP is a nonqualified, unfunded, defined benefit retirement plan for selected employees. As a condition of entry to the ESPP, future participants must complete five years of continuous service in one or more qualifying job positions and must have achieved a minimum salary threshold, as described in the ESPP.

  A participant's accrued benefit in the ESPP equals 2.5 percent of the participant's highest five-year average base salary multiplied by the participant's years and fractional years of continuous service (as defined in the ESPP) not in excess of 20 years; plus one percent of the participant's highest five-year average base salary multiplied by the participant's years and fractional years of continuous service in excess of 20 years, but not in excess of 30 years of such service; less the retirement benefit payable at the age of 65 in the form of a single life annuity payable to the participant under the Retirement Plan; and less the participant's Social Security benefits. Base salary includes commissions but excludes bonuses and other forms of remuneration other than salary. Benefits are paid to a participant in the same manner as benefits are paid to the participant under the Retirement Plan and become vested if the participant has completed ten years of service. Normal retirement for purposes of the ESPP is age 65, although a participant with at least five years of service may retire with a reduced benefit as early as age 55. Early retirement provisions allow designated participants to receive unreduced benefits as early as age 55 depending upon age and service criteria specified in the ESPP. A participant's receipt of unreduced early retirement benefits is conditioned upon not competing with the Company for a period of two years following retirement.

  Estimated annual benefits payable upon retirement to persons in specified remuneration and years of continuous service classifications are shown in the following table. All amounts shown are for a single life annuity and assume that active participation in the ESPP continues until age 65. In accordance with the ESPP, the amounts shown are subject to reduction for Social Security benefits and benefits received under the Retirement Plan.

                      EXECUTIVE SUPPLEMENTAL PENSION PLAN
    ESTIMATED ANNUAL BENEFITS FOR REPRESENTATIVE YEARS OF SERVICE TO AGE 65

                                                                        30 OR
ANNUAL AVERAGE BASE SALARY            10       15       20       25      MORE
--------------------------         -------- -------- -------- -------- --------
$125,000.......................... $ 31,250 $ 46,875 $ 62,500 $ 68,750 $ 75,000
 150,000..........................   37,500   56,250   75,000   82,500   90,000
 175,000..........................   43,750   65,625   87,500   96,250  105,000
 200,000..........................   50,000   75,000  100,000  110,000  120,000
 225,000..........................   56,250   84,375  112,500  123,750  135,000
 250,000..........................   62,500   93,750  125,000  137,500  150,000
 275,000..........................   68,750  103,125  137,500  151,250  165,000
 300,000..........................   75,000  112,500  150,000  165,000  180,000
 325,000..........................   81,250  121,875  162,500  178,750  195,000
 350,000..........................   87,500  131,250  175,000  192,500  210,000
 375,000..........................   93,750  140,625  187,500  206,250  225,000
 400,000..........................  100,000  150,000  200,000  220,000  240,000
 425,000..........................  106,250  159,375  212,500  233,750  255,000
 450,000..........................  112,500  168,750  225,000  247,500  270,000
 475,000..........................  118,750  178,125  237,500  261,250  285,000
 500,000..........................  125,000  187,500  250,000  275,000  300,000
 525,000..........................  131,250  196,875  262,500  288,750  315,000
 550,000..........................  137,500  206,250  275,000  302,500  330,000
 575,000..........................  143,750  215,625  287,500  316,250  345,000
 600,000..........................  150,000  225,000  300,000  330,000  360,000
 625,000..........................  156,250  234,375  312,500  343,750  375,000

  Years of continuing service, to the nearest year, and current remuneration covered by the ESPP (base salary) for the eligible Named Executives are: Mr. Beall, 26 years, $601,000; Mr. McClenagan, 26 years, $318,758; Mr. Mothershed, 25 years, $232,678; Mr. Ingram, 19 years, $200,000; and Mr. Hunt, 30 years, $196,064.

MANAGEMENT RETIREMENT PLAN

  The Company's Management Retirement Plan ("MRP") provides a select group of management or highly compensated employees the security of receiving a defined level of retirement benefits. The MRP is a nonqualified, unfunded, defined benefit retirement plan for employees with 15 or more years of credited service (as defined in the MRP) and whose average annual compensation over a consecutive three calendar-year period equals or exceeds $40,000, which amount may be adjusted by the Company from time to time.

  A participant's single-life annuity accrued benefit in the MRP equals 1.5 percent of the participant's average compensation determined over the five-year period immediately preceding termination of employment multiplied by the participant's years of credited service not in excess of 20 years; plus 2 percent of the participant's average compensation determined over the five-year period immediately preceding termination of employment multiplied by the participant's years of credited service in excess of 20 years, but not in excess of 30 years; minus the sum of (a) the participant's Retirement Plan benefits, (b) the participant's Social Security benefits, and (c) the participant's ESPP Benefit (as defined in the MRP). For purposes of determining a participant's accrued benefit, a year's compensation includes commissions and bonuses, but generally no form of remuneration is counted in excess of $100,000, which amount may be adjusted by the Company from time to time.

  Normal retirement for purposes of the MRP is age 65, although a participant may retire with a benefit as early as age 55. Generally, benefits are paid in the form of a single life annuity if the participant is unmarried or a joint and survivor annuity if the participant is married. If the participant is also entitled to benefits under the Retirement Plan, benefits payable under the MRP must be in the same form as those payable under the Retirement Plan. The MRP allows payment of a participant's accrued benefit, commencing as early as age 55, even if the participant terminated employment prior to attainment of age 55.

  Estimated annual benefits payable upon retirement to persons in specified remuneration and years of credited service classifications are shown in the following table. All amounts shown are for a single life annuity and assume that active participation continues in the MRP until age 65. In accordance with the MRP, the amounts shown are subject to reduction for Social Security benefits, benefits received under the Retirement Plan and benefits payable under the ESPP. A participant is ineligible for benefits under the MRP while receiving any long-term disability benefits.

                          MANAGEMENT RETIREMENT PLAN
    ESTIMATED ANNUAL BENEFITS FOR REPRESENTATIVE YEARS OF SERVICE TO AGE 65

                                                                          30 OR
FINAL AVERAGE SALARY                               15      20      25     MORE
--------------------                             ------- ------- ------- -------
$ 40,000........................................ $ 9,000 $12,000 $16,000 $20,000
  60,000........................................  13,500  18,000  24,000  30,000
  80,000........................................  18,000  24,000  32,000  40,000
 100,000........................................  22,500  30,000  40,000  50,000

  Years of credited service and salary covered by the MRP for the eligible Named Executives are: Mr. Beall, 26 years, $100,000; Mr. McClenagan, 26 years, $100,000; Mr. Mothershed, 25 years, $100,000; Mr. Ingram, 19 years, $100,000;
and Mr. Hunt, 30 years, $100,000.

CONTRACTS WITH EXECUTIVES

  The Company has Change of Control Agreements (each, a "Change of Control Agreement") with certain executives of the Company, including 4 of the Named Executives. At its September 30, 1996, meeting, the Board of Directors of the Company voted not to renew any existing Change of Control Agreement and not to enter into any new Change of Control Agreements.

  Under the Change of Control Agreement, a "Change of Control" is defined as either (a) certain changes in the composition of more than 20 percent of the Board of Directors, or (b) with certain exceptions, any "Business Combination" (as defined in the Change of Control Agreement) that has not been approved by the holders of 80 percent or more of the Company's outstanding voting stock. Events that do not constitute a Change of Control include (a) any Business Combination approved by at least 80 percent of the Continuing Directors (as defined in the Change of Control Agreement), (b) any Business Combination transaction that satisfies certain price and procedural requirements specified in the Company's Articles of Incorporation, and (c) any acquisition by the Company, any of its subsidiaries, or any employee benefit plan of the Company or any of its subsidiaries.

  Prior to the first date on which a Change of Control occurs (the "Effective Date"), each covered executive remains an at-will employee, except as may be provided in any other agreement, and any termination of his employment will terminate his rights under the Change of Control Agreement. If and when the Effective Date occurs, the Company has agreed to continue the employment of the executive, and the executive has agreed to remain in the employ of the Company, for a three-year period (the "Employment Period") commencing on the Effective Date. During the Employment Period, the executive (a) shall receive an annual base salary no less than that received prior to the Effective Date and an annual bonus no less than the average of the last three annual bonuses received prior to the Effective Date, and (b) generally shall be entitled to continuation of retirement, savings and welfare benefit plan participation and practices, expense reimbursements and other fringe benefits on a basis at least comparable to that obtained prior to the Effective Date.

  If during the Employment Period the Company terminates the executive's employment other than for cause, death or disability, or if the executive terminates his employment for "good reason" (as defined in the Change of Control Agreement), or if the executive terminates his employment for any reason during the 30-day period immediately following the first anniversary of the Effective Date, the executive becomes entitled to receive (a) any unpaid portion of his accrued annual base salary plus a pro rata portion of his highest annual bonus paid or payable for the three fiscal years immediately preceding his date of termination, (b) an amount equal to either three, two or one times the sum of his annual base salary and his highest annual bonus, depending upon the particular multiplier stipulated in his Change of Control Agreement, (c) any other accrued obligations, (d) rights with respect to any outstanding stock options granted to him prior to his date of termination or a cash amount equal to the difference between the option price and the then value of Company stock for which any such option was granted, and (e) certain employee benefits consisting of retirement, savings and various health and welfare insurance benefits. The multiplier referred to in clause (a) of the preceding sentence is three for each of the Named Executives who currently have Change of Control Agreements with the Company. If this package of compensation and benefits constitutes "excess parachute payments" as defined under the Internal Revenue Code, the Company will pay an additional amount sufficient to reimburse the executive for all taxes payable by the executive with respect to the parachute payments. The Company estimates that the obligations to the Named Executives who currently have Change of Control Agreements with the Company as of the date of this Proxy Statement if a Change of Control had occurred and the employment termination provisions of the Change of Control Agreement were to take effect immediately would be approximately as follows: Mr. Beall, $8,349,000; Mr. McClenagan, $4,884,000; Mr. Mothershed, $3,193,000; and Mr. Ingram, $2,544,000.

                         COMPENSATION COMMITTEE REPORT

  The Compensation Committee of the Board of Directors of the Company, which is composed solely of non-employee directors of the Company, has furnished the following report on executive compensation.

OVERALL COMPENSATION PHILOSOPHY

  During the past fiscal year, the Company has reaffirmed its long-standing emphasis on the performance-based elements of executive compensation. These programs closely align performance measures with current business strategy and are designed to motivate executive behavior. In general, the Company controls base salaries and compensates outstanding performance through more highly leveraged annual and longer-term incentive programs. As a result, the following principles apply to executive compensation:

  . Base salaries are competitive with the Company's peer group of public companies in the casual dining industry, but represent a smaller proportion of total executive compensation opportunities than in the past;

  . A very significant portion of executive compensation is tied to the Company's success in meeting predetermined annual and long-term performance goals, including the Company's profitability and appreciation in the Company's stock price; and

  . Executives are required to own specified amounts of stock in the Company, resulting in direct linkage between executive and shareholder interests.

  The overall objectives of this strategy are to attract and retain the best possible executive talent and to motivate the Company's executives to achieve the goals inherent in the Company's business strategy.

  The key components of the Company's executive compensation packages are base salary, annual incentive opportunities, and equity devices. The Compensation Committee's policies with respect to each of these elements, including the basis for the compensation awarded to Mr. Samuel E. Beall, III, the Company's Chairman of the Board and Chief Executive Officer, are discussed below.

BASE SALARIES

  The Company's general approach for base compensation of its officers, including the Chief Executive Officer and certain of the Named Executives, is to establish salary ranges with midpoints which are at the 50th percentile of the competitive market in the casual dining industry. Each salary range provides a lower and upper limit on the value of jobs assigned to that range. This reflects the previously mentioned objective of controlling base salary costs and emphasizing incentive compensation. Future adjustments to base salaries and salary ranges will reflect average movement in the competitive market.

  With respect to fiscal year 1998, the Compensation Committee utilized published surveys of selected peer companies to obtain competition base salary information. Executive officer salaries were reviewed and recommendations for adjustments were made to the Board based on survey midpoints.

ANNUAL INCENTIVE COMPENSATION

  The Company's annual incentive plan directly links annual incentive payments to the accomplishment of predetermined and Board-approved financial and operating goals. Corporate and individual performance objectives are established at the beginning of each fiscal year.

  Each executive's potential incentive was tied to growth in earnings per share or growth in pretax net income effective beginning with fiscal year 1994, as well as certain qualitative measures. Depending upon an executive's organizational level and responsibilities, as well as competitive market practices, annual incentive compensation opportunities range from 7.5 percent to 12.5 percent of base salary if the "threshold" goals are achieved, 30 percent to 50 percent of base salary if the "target" goals are achieved, 45 percent to 100 percent of base salary if the "maximum" goals are achieved and 60 percent to 125 percent of base salary if the "maximum plus" goals are achieved. Performance for fiscal year 1998 measured against the objectives contained in the incentive plan resulted in the incentive compensation for the Named Executives shown in the Summary Compensation Table. Such awards represented approximately 55.6 percent of the total incentive awards that could have been earned by the Named Executives. Occasionally the Company may establish a special incentive award for an individual officer or other employee aimed at achieving a specified performance goal. The Company has a separate bonus plan for the Chief Executive Officer, described in more detail below, which is similar in structure to the incentive plan for the other executives.

EXECUTIVE STOCK OWNERSHIP

  Believing that equity ownership plays a key role in aligning the interests of Company personnel with Company shareholders, the Company encourages all employees to make a personal investment in Company stock. The Company's goal is that 10 percent of Common Stock will be owned by employees by the year 2000 and that 80 percent of employees with more than two years of service with the Company will own Common Stock.

  In addition, ownership requirements have been developed for the Company's top management group. The following requirements apply to various organization levels: Chief Executive Officer-a minimum of four times base salary; Concept Presidents and President/Partners-a minimum of three times base salary; Corporate Senior Vice Presidents and Senior Vice President/Partners-Regional Operations, a minimum of two times base salary; and Corporate and Concept Vice Presidents and Vice Presidents/Partners-Regional Operations, a minimum of one times base salary. These objectives must be attained within the five-year period commencing (i) with the date of the Distribution for those individuals employed by the Company on that date, and (ii) with date of hire for those individuals employed by the Company after the Distribution, with the minimum to be fully achieved at the end of such period, and may be accomplished through the exercise of stock options, other stock incentives or open market purchases. Members of the management group must achieve target ownership levels to be eligible to receive future awards under stock-based plans.

LONG-TERM INCENTIVE COMPENSATION

  Awards under the Company's stock-based compensation plans directly link potential participant rewards to increases in shareholder value. The Company maintains stock incentive plans for executive officers and other employees. These plans provide for grants of a variety of stock incentives, including stock options, restricted stock, stock appreciation rights, stock purchase rights and performance shares or units. The programs described below have been established under one or more of these plans.

Executive Stock Option Program

  The Company has an Executive Stock Option Program which provides for option grants to its key employees at the General Manager level and above, depending upon the key employee's position within the Company. The options are issued at fair market value and have a five-year term and generally vest thirty months after the date of the grant. In order for key employees to receive option grants under this program after March 26, 2001, they must meet certain minimum Common Stock ownership requirements. During fiscal year 1998, option grants ranging from 1,000 to 40,000 shares, for a total of 138,000 shares, were made under this program.

Management Stock Option Program

  The Company has a Management Stock Option Program for exempt employees and full-time non-exempt employees with at least two years of service. Based on organization level, eligible employees may purchase shares of Company stock up to established annual limits. For each share purchased, 1.15 shares will be issued and the participant will receive a five-year option to purchase three times the number of shares of Company stock obtained at a per share exercise price equal to the fair market value of a share on the date of grant. The right to purchase Common Stock under this program is conditioned on the achievement of Corporate, Division, Region, District or Unit goals, as the case may be. There is a two-year restriction on the sale of shares acquired through this program other than through the exercise of stock options. The Company granted options to purchase an aggregate of 365,523 shares to employees under this program during fiscal year 1998.

Restricted Stock

  The Company may occasionally grant restricted stock or other stock rights to ensure retention of key executives or as a part of the compensation provided to a new executive hired from outside the Company.

CHIEF EXECUTIVE OFFICER COMPENSATION

  At the June 30, 1998, Compensation Committee meeting, Mr. Beall's base salary was reviewed. Based on his performance and competitive market data, the Compensation Committee recommended, and the Board of Directors subsequently approved, an annual base salary of $625,000 for fiscal year 1999. Mr. Beall's base salary was capped at the midpoint of the competitive salary range as is the case with other executive officers of the Company.

  The Company has an Incentive Bonus Plan for the Chief Executive Officer (the "CEO Bonus Plan"), which was approved by the shareholders at the 1994 Annual Meeting. Pursuant to the CEO Bonus Plan, if the Company achieves a predetermined minimum percentage growth in pre-tax income for a fiscal year, the Chief Executive Officer may earn a cash bonus determined as a percentage of his salary if predetermined levels of growth in earnings per share are achieved by the Company. For fiscal year 1998, the Chief Executive Officer's bonus opportunity was 12.5 percent, 50 percent, 100 percent or 125 percent of his salary if the Company achieved or exceeded the "threshold," "target," "maximum" and "maximum plus" earnings per share growth level, respectively, with a proportional increase in the bonus for every one-tenth of a percent increase in earnings per share growth between such performance levels. For fiscal year 1998, Mr. Beall earned an incentive bonus pursuant to the CEO Bonus Plan of $607,761.

  At the 1993 Annual Meeting, the shareholders of MRI approved an award made by the Compensation Committee during fiscal year 1994 of performance stock rights for the issuance of up to 75,000* shares of Common Stock to Mr. Beall. Under this award, payouts of 15,000* shares each were or could have been earned by Mr. Beall over a five-year period ending in 1998 if the MRI Common Stock reached a pre-established per share price for a period of 22 consecutive trading days during the period ending May 31 of each year in the five-year period. Such pre-established per share prices were $23.00* in 1994 and $26.45* in 1995. Mr. Beall earned such awards for fiscal years 1995 and 1994. Mr. Beall agreed to the cancellation of all performance stock rights remaining outstanding as of March 9, 1996, the date of the Distribution. In lieu of renegotiating the performance stock rights award, the Compensation Committee approved an option grant in favor of Mr. Beall under the Executive Stock Option Program (described above). The option provides Mr. Beall with the right to purchase up to 340,906 shares of common stock over a five-year period. In addition, the Compensation Committee has approved Mr. Beall's participation in the Management Stock Option Program (described above) under which he may purchase Common Stock having a value of up to $50,000 annually, conditioned upon the Company's achievement of pre-established financial goals.
--------
* Does not reflect the Stock Split.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

  Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the amount of individual compensation for certain executives that may be deducted by the employer for federal tax purposes in any one fiscal year to $1 million unless such compensation is "performance-based." The determination of whether compensation is performance-based depends upon a number of factors, including shareholder approval of the plan under which the compensation is paid, the exercise price at which options or similar awards are granted, the disclosure to and approval by the shareholders of applicable performance standards, the composition of the Compensation Committee, and certification by the Compensation Committee that performance standards were satisfied. In order to preserve the Company's ability to deduct certain performance-based compensation under Section 162(m) of the Code, the Compensation Committee recommended that the Company seek shareholder approval for certain incentive compensation programs for the Chief Executive Officer. Pursuant to the Compensation Committee recommendation, the Company submitted to the shareholders for approval, and the shareholders approved (a) a grant of performance-based stock rights to the Chief Executive Officer at the 1993 Annual Meeting of Shareholders, and (b) an Incentive Bonus Plan for the Chief Executive Officer at the 1994 Annual Meeting of Shareholders. While it is possible for the Company to compensate or make awards under incentive plans and otherwise that do not qualify as performance-based compensation deductible under Section 162(m), the Compensation Committee, in structuring compensation programs for its top executive officers, intends to give strong consideration to the deductibility of awards.

BOARD OF DIRECTORS AND COMPENSATION COMMITTEE

  The Board of Directors of the Company has a standing Compensation Committee whose purpose is to review and make recommendations concerning the base salaries of all officers of the Company and to authorize all other forms of compensation, including stock options. Members of the Compensation Committee also administer the Company's stock-based incentive plans. The Compensation Committee met two times during fiscal year 1998. The Board of Directors approved all decisions of the Compensation Committee during fiscal year 1998. The members of the Compensation Committee are named below.

     Dolph W. von Arx (Chairman)          Dr. Benjamin F. Payton
     Claire L. Arnold                     Dr. Donald Ratajczak
     John B. McKinnon

                             CERTAIN TRANSACTIONS

  On August 20, 1998, the Company purchased an aggregate of 441,000 shares of Common Stock from Arthur R. Outlaw, Vice Chairman of the Board of Directors, at $15.875 per share, the market price per share of Common Stock at the time, on August 13, 1998, at which the agreement for the purchase was concluded.

                               PERFORMANCE GRAPH

  The following chart and table compare the cumulative total return of the Company's Common Stock with the cumulative total return of the NYSE Stock Market Index and the NYSE Eating and Drinking Places Index.

                     COMPARISON OF CUMULATIVE TOTAL RETURN*
                            AMONG RUBY TUESDAY, INC.
         NYSE STOCK MARKET AND NYSE EATING AND DRINKING PLACES INDICES


                        [PERFORMANCE GRAPH APPEARS HERE]

                                             03/11/96 05/31/96 05/30/97 06/05/98
                                             -------- -------- -------- --------
Ruby Tuesday, Inc........................... $100.00  $119.72  $121.13  $175.36
NYSE Stock Market Index..................... $100.00  $104.87  $131.45  $174.90
NYSE Eating and Drinking Places Index....... $100.00  $ 97.90  $103.27  $132.80

--------
* Assumes $100 invested in the Common Stock of the Company and in the indicated indices on March 11, 1996, the first business day following the Distribution, and reinvestment of dividends.

                             INDEPENDENT AUDITORS

  The firm of Ernst & Young LLP served as the Company's independent auditors for fiscal year 1998. Representatives of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they so desire.

  The appointment of auditors is a matter for determination by the Board of Directors for which no shareholder approval or ratification is necessary. The Board of Directors has selected the firm of Ernst & Young LLP to audit the books of the Company for fiscal year 1999.

                             SHAREHOLDER PROPOSALS

  Any shareholder of the Company wishing to submit a proposal for action at the Company's 1999 Annual Meeting of Shareholders and desiring the proposal to be considered for inclusion in the Company's proxy materials must provide a written copy of the proposal to the management of the Company at its principal executive office not later than April 30, 1999, and must otherwise comply with rules of the Securities and Exchange Commission relating to shareholder proposals.

  The proxy or proxies designated by the Company will have discretionary authority to vote on any matter properly presented by a shareholder for consideration at the 1999 Annual Meeting of Shareholders but not submitted for inclusion in the proxy materials for such meeting unless (i) with respect to any nomination for director, written notice of the intent to make the nomination is submitted to the Company at least 90 days in advance of the meeting and is otherwise made in accordance with the nomination procedures contained in the Articles of Incorporation of the Company, or (ii) with respect to any other shareholder proposal, notice of the matter is received by the Company at its principal executive office not later than July 14, 1999 and, in either case, certain other conditions of the applicable rules of the Securities and Exchange Commission are satisfied.

                                    GENERAL

  Management does not know of any other business to come before the Annual Meeting. If, however, other matters do properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

  A list of shareholders entitled to be present and vote at the Annual Meeting will be available for inspection by shareholders at the time and place of the Annual Meeting.

  The Annual Report of the Company for fiscal year 1998 (which is not part of the proxy soliciting material) is being mailed with this proxy statement to all shareholders of record as of the record date for the Annual Meeting.

  THE COMPANY WILL, UPON THE WRITTEN REQUEST OF ANY SHAREHOLDER, FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED JUNE 6, 1998. REQUESTS FOR COPIES SHOULD BE DIRECTED TO DANIEL T. CRONK, SECRETARY, RUBY TUESDAY, INC., 150 WEST CHURCH AVENUE, MARYVILLE, TENNESSEE 37801.

                                          By Order of the Board of Directors,

                                          /s/ Daniel T. Cronk
                                          Daniel T. Cronk
                                          Senior Vice President, General
                                           Counsel
                                          and Secretary

August 28, 1998
Maryville, Tennessee

                               RUBY TUESDAY, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated August 28, 1998, and does hereby appoint Samuel E. Beall, III and J. Russell Mothershed, and either of them, with full power of substitution, as proxy or proxies of the undersigned to represent the undersigned and to vote all shares of Ruby Tuesday, Inc. Common Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Ruby Tuesday, Inc., to be held at the Company's headquarters located at 150 West Church Avenue, Maryville, Tennessee 37801 at 11:00 a.m., local time, on October 5, 1998, and at any adjournment(s) thereof:

1.To elect two Class III Directors for a term of three years.

                     John B. McKinnon and Dolph W. von Arx

  [_]FOR all nominees above          [_]WITHHOLD AUTHORITY
     (except as marked to the           to vote for ALL nominees listed above
     contrary above)


INSTRUCTION: TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL NOMINEE, MARK THE FIRST BOX ABOVE AND LINE THROUGH THAT NOMINEE'S NAME AS IT APPEARS ABOVE.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL DIRECTOR NOMINEES LISTED
                                     ABOVE.

2.In their discretion, the proxies are authorized to vote upon such other business as may properly come before this meeting.

                           (CONTINUED ON OTHER SIDE)
  PROXY NUMBER                                         NUMBER OF SHARES


          PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY.

  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS GIVEN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, IT WILL BE VOTED FOR ALL DIRECTOR NOMINEES LISTED ABOVE.


                                        Dated:                           , 1998
                                              --------------------------


                                        ---------------------------------------
                                        Signature

                                        ---------------------------------------
                                        Signature, if held jointly

                                        Please sign exactly as your name(s)
                                        appear hereon. If shares are held
                                        jointly, each shareholder named should
                                        sign. When signing as attorney,
                                        executor, administrator, trustee or
                                        guardian, give your full title as
                                        such. If the signatory is a
                                        corporation, sign the full corporate
                                        name by a duly authorized officer.

                                        PLEASE COMPLETE, DATE, SIGN AND RETURN
                                        THIS PROXY PROMPTLY USING THE ENCLOSED
                                        ENVELOPE.